UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2018, Stephen Squeri resigned from the Board of Directors (the “Board”) of J.Crew Group, Inc. (the “Company”), effective immediately. Mr. Squeri’s resignation decreased the size of the Board to nine members. Mr. Squeri served on the Company’s Board from September 2010 until March 2011 and rejoined the Board in June 2012 and has most recently served as a member of the Board’s Audit Committee and Compensation Committee. Mr. Squeri’s resignation is not due to a disagreement with the Company, the Board or management on any matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: February 7, 2018	By:	/s/ VINCENT ZANNA
Vincent Zanna
Chief Financial Officer & Treasurer

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